EXHIBIT 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to this firm in the registration statement on Form 20-F of Dragon Jade International Ltd. and to our report dated September 16, 2008 with respect to the consolidated financial statements of Dragon Jade International Ltd. as of and for the fiscal year ended March 31, 2008.

Lake Saint Louis, MO 63367	GRUBER & COMPANY, LLC CERTIFIED PUBLIC ACCOUNTANTS
Date: February 9, 2009

[NB - The Consent can be signed in the name of the firm rather than by any individual.]-

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to this firm in the registration statement on Form 20-F of Dragon Jade International Ltd. and to our report dated September 16, 2008 with respect to the consolidated financial statements of Kash Strategic Ltd. as of and for the three fiscal years ended March 31, 2008.

Lake Saint Louis, MO 63367	GRUBER & COMPANY, LLC CERTIFIED PUBLIC ACCOUNTANTS
Date: February 9, 2009

[NB - The Consent can be signed in the name of the firm rather than by any individual.]-